Exhibit 99.4

Dentons Rodyk & Davidson LLP 80 Raffles Place #33-00 UOB Plaza 1 Singapore 048624 G +65 6225 2626 F +65 6225 1838 dentons.rodyk.com

Our ref: HLC/TCY1/52333.1

BY EMAIL ONLY

PRIVATE & CONFIDENTIAL

31 July 2025

BGIN Blockchain Limited (the “Listing Entity”)

#09 12 Paya Lebar Square

60 Paya Lebar Road

Singapore 409051

Dear Sirs

LEGAL OPINION IN RELATION TO CERTAIN SINGAPORE LEGAL MATTERS IN CONNECTION WITH THE INITIAL PUBLIC OFFERING OF THE LISTING ENTITY ON A STOCK EXCHANGE IN THE UNITED STATES (“STOCK EXCHANGE”) (“PROPOSED LISTING”)

A.	INTRODUCTION

1.	We act for the Listing Entity with respect to the laws of Singapore in connection with the Listing Entity’s registration statement on Form F-1, as may be amended from time to time (the “Registration Statement”) and initially filed with the U.S. Securities and Exchange Commission on 21 February 2025 (the “Commission”) under the United States Securities Act of 1033, as amended (the “Act”), relating to the initial public offering of Class A ordinary shares of par value of US$0.0000695652173913043 per share in the Listing Entity (“Initial Public Offer”).

2.	We are duly qualified to practise law in Singapore and to advise on matters governed by the laws of Singapore and such qualification has not been revoked, suspended, restricted or limited in any manner whatsoever. Accordingly, we are duly qualified to issue this Opinion.

3.	This Opinion is limited to matters of the laws of Singapore as applied by the Singapore courts and is given on the basis that it will be governed by and construed in accordance with, and any liability which may arise in respect of it is to be governed by, the laws of Singapore.

4.	We express no opinion with respect to the laws of any other jurisdiction. We have made no investigation of the laws of any country or jurisdiction other than Singapore and do not express or imply any opinion thereof. We also have not made nor undertaken any due diligence or investigation of the Listing Entity or any of its subsidiaries, and express no opinion in connection with the Listing Entity or any of its subsidiaries, or as to any factual matters.

5.	This Opinion relates only to certain description and summary of Singapore law as made in the Registration Statement, as at the date of this Opinion (“Opinion Date”) based on the information of which we were aware at that time and on the basis and subject to the limitations as described in this Opinion. This Opinion is also given on the basis that we undertake no responsibility and are under no obligation to update this Opinion nor to advise you of any other matters that may occur after the Opinion Date which could render the opinions expressed herein no longer applicable.

6.	This Opinion is addressed to the Addressees only, on a reliance basis, and except with our prior written permission, may not be transmitted or disclosed to or used or relied upon by any other person for any purpose (other than by the Addressees for the purposes of (a) establishing any defence in any legal or regulatory proceeding or investigation, (b) submitting to the regulators and relevant stock exchanges or (c) being made available for public inspection (if required)) or filed with any governmental agency or other person (other than pursuant to an order of a court of Singapore).

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7.	The Opinion herein is strictly limited to the matters stated herein and does not apply to other matters, by implication or otherwise.

8.	The Addressees expressly acknowledge and agree that our liability to any one or all of the Addressees will not, in aggregate, exceed, and shall be subject to, the limitation of liability as stated in our letter of engagement entered into with the Listing Entity dated 14 February 2025.

B.	DOCUMENTS EXAMINED

9.	For the purposes of this Opinion, we have relied on certain representations made to us by the Listing Entity (as detailed in paragraph 11 below), and have solely examined the following documents (collectively, the “Documents”):

(a)	Relevant Portions (as described below) of the Registration Statement;

(b)	A copy of the certificate confirming incorporation of company of BGIN Tech Pte. Ltd. (“BGIN Tech”) extracted from the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) on 18 September 2023;

(c)	A copy of the directors’ resolutions in writing of BGIN Tech passed on 27 December 2021;

(d)	The ACRA business profile of BGIN Tech extracted from ACRA on 24 July 2025;

(e)	A copy of the certificate confirming incorporation of company of BGIN Technologies Pte. Ltd. (“BGIN Technologies”, together with BGIN Tech, the “Singapore Subsidiaries”) extracted from ACRA on 27 May 2024;

(f)	A copy of the directors’ resolutions in writing of BGIN Technologies passed on 27 May 2024;

(g)	The ACRA business profile of BGIN Technologies extracted from ACRA on 24 July 2025;

(h)	Copies of the certificates of good standing of BGIN Tech and BGIN Technologies (“Certificates of Good Standing”), extracted by us from ACRA on 24 July 2025; and

(i)	The results of the winding up (including judicial management) searches conducted on 19 March 2025 and 24 July 2025 in respect of each of the Singapore Subsidiaries (“Company Searches”) made on the public records of the Supreme Court and State Courts of Singapore since each Singapore Subsidiary’s incorporation (i.e., 2021 for BGIN Tech and 2024 for BGIN Technologies) up till 24 July 2025.

10.	For the purposes of this Opinion, we have not examined any document other than that specifically mentioned above. In particular, we have not had sight of, and express no opinion whatsoever with respect to, any other agreements or documents which are mentioned or referred to in any of the Registration Statement, or undertaken any sort of investigations or due diligence on the Listing Entity or any of its subsidiaries. This Opinion is accordingly subject to there not being anything contained in any document not reviewed by us that may require us to vary or amend the contents of this Opinion.

11.	In giving this Opinion, we have relied on representations (including communications via virtual meetings and electronic communications) made to us by certain officers of the Listing Entity in relation to all matters of fact relating to the Listing Entity (“Company’s Representations”), without making independent inquiry on the accuracy of the representations. In particular, given the limited time provided to us for examining the Relevant Portions of the Registration Statement, we have not reviewed or perused any other parts of the Registration Statement in verifying the accuracy of the representations made to us by the Listing Entity.

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C.	ASSUMPTIONS

12.	In rendering this Opinion, we have made the following assumptions (without enquiry):

(a)	all documents submitted to us as originals are authentic, accurate and complete and all copies submitted to us as certified or reproduction copies conform to the originals and such originals are authentic, accurate and complete. No relevant document, information or arrangement has been withheld from us;

(b)	all signatures, stamps and seals on documents submitted to us are genuine; and the identity, legal capacity and authority of all signatories and corporate officers are valid and compliant with the applicable laws;

(c)	all documents submitted to us remain and will remain in the form reviewed by us, without amendment or supplement (whether in writing or otherwise) and there are no other documents or materials, other than those submitted to us, which relate to the items or the matters that we examined, or would affect or have any implication on this Opinion;

(d)	all facts and information stated or represented in all documents submitted to us are and remain true and not misleading due to the omission of any material matter, and we express no opinion on all such facts and information;

(e)	all factual statements, including representations and warranties, contained in all documents submitted to us are and remain true and accurate in all respects, including answers provided to us by or on behalf of the Listing Entity, including such facts and information contained in the Company’s Representations, remain true, accurate and complete in all respects. We have not verified the accuracy and completeness of any statements, facts or opinions supplied to us or as set out in the Registration Statement and Company’s Representations;

(f)	the information disclosed in the certificate of incorporation has not since the date and time of that document been altered;

(g)	all board resolutions which were submitted to us were validly passed and truly record the intent of the board of directors of the Singapore Subsidiaries and have not been rescinded, amended, modified or revoked and remain in full force and effect and where such resolutions are in the form of minutes of meetings of directors and/or shareholders, such meetings have been duly and properly convened and are valid;

(h)	all corporate registers and records which were submitted to us are up to date as at the date of review by us;

(i)	all information required to be filed or lodged with or delivered or notified to any Singapore governmental agency or regulatory authority (including ACRA and the State Courts and Supreme Court of Singapore), which have not been submitted to us, has been so filed, lodged, delivered or notified;

(j)	all the filings, lodgements or notifications to any Singapore governmental agency or regulatory authority (including ACRA and the State Courts and Supreme Court of Singapore) which were submitted to us, continue to remain true, accurate and not misleading, and the files of records maintained at the relevant authorities (including ACRA and the State Courts and Supreme Court of Singapore) concerning the Singapore Subsidiaries are complete, accurate and up-to-date as at the Opinion Date;

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(k)	the information disclosed in the Certificates of Good Standing and Company Searches are true, accurate and complete and have not since the date and time of the Certificates of Good Standing and Company Searches been altered; the Certificates of Good Standing and Company Searches did not fail to disclose any information which had been notified to the relevant governmental agency or regulatory authority (including ACRA, the State Courts and Supreme Court of Singapore) for filing or registration but was not disclosed, or as the case may be, did not appear on the public file at the time the Certificates of Good Standing were extracted and at the time the Company Searches were made and that further searches would not have revealed additional or different matters that could have affected this Opinion;

(l)	save for the Certificates of Good Standing and the Company Searches, we have not made any independent investigations or searches. Information on the Singapore Subsidiaries as disclosed in the Certificates of Good Standing and Company Searches may not have been updated or the appropriate documents may not have been lodged with ACRA and the State Courts and Supreme Court of Singapore (as applicable) on time or at all;

(m)	other than as set out or disclosed in the Company Searches, no step has been taken for the winding up or receivership of any of the Singapore Subsidiaries or any assets of the Singapore Subsidiaries and no equivalent or analogous proceedings are being taken in respect of the Singapore Subsidiaries or any assets of the Singapore Subsidiaries and no resolution has been passed or is being passed nor any petition presented to or order made by any competent court in connection with the appointment of a judicial manager or any equivalent or analogous appointment in relation to any of the Singapore Subsidiaries;

(n)	our statements in this Opinion (including any risk of enforcement) have been given on the basis of our interpretation of the relevant provisions, current practice, and the positions expressed by the Documents, and accordingly, where we provide a statement in this Opinion, we are expressing our view but this does not guarantee that a court or any other regulatory authority of Singapore would necessarily come to the same view or that any statement of low risk would preclude any actual enforcement that may take place; and

(o)	the making of each of the above assumptions indicates that we have assumed that the subject matter of each assumption is true, correct and complete in every particular. That we have made the assumptions in this Opinion does not imply that we have made any enquiry to verify any assumption or are aware of any circumstances which would affect the correctness of any assumption. No assumption is limited by any other assumption.

D.	QUALIFICATIONS

13.	This Opinion is subject to the following qualifications:

(a)	This Opinion is confined to the matters set out in paragraph 17 of this Opinion and does not include a review or opinion with regard to the Proposed Listing or the Initial Public Offer.

(b)	We express no opinion or view as to whether the Listing Entity or any of its subsidiaries have been or will be in compliance with any or all of the laws of Singapore.

(c)	We have made no investigation of, and express no opinion or view on, the tax treatment in any country or the tax laws or regulations of any country other than in Singapore.

(d)	We express no opinion or view as to the Singapore tax treatment or consequences of any documents reviewed or the transactions contemplated therein.

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(e)	The accuracy of information obtained in the Company Searches depends upon due filing and/or registration of documents by the Company or other third parties obliged to do so

(f)	We hereby expressly disclaim any of our liabilities in any part of the Registration Statement other than the description of the laws of Singapore as referred to in paragraph 17 of this Opinion.

(g)	We express no opinion as to the past, present or future performance or good standing or the business prospects of the Listing Entity or any of its subsidiaries.

(h)	The courts of Singapore are bound to follow judicial precedents laid down by the superior courts of Singapore. However, the Court of Appeal, which is the highest court in Singapore, has power to depart from such precedents where adherence will cause injustice in a particular case or constrain the development of law in conformity with the circumstances of Singapore.

(i)	This Opinion is given on the basis that there will be no amendment to or termination or replacement of any, or any part, of the Documents (including any of the Relevant Portions in the Registration Statement).

14.	This Opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement, the Proposed Listing or the Initial Public Offer or otherwise, including but without limitation, any other document signed or to be signed in connection therewith or pursuant thereto.

15.	Without limiting any other assumption or reservation made in this Opinion, we have not investigated whether any company or person is or will by reason of the execution of, or the transactions contemplated by, the Registration Statement, the Proposed Listing or the Initial Public Offer, or any document referred to therein be in breach of any of its obligations under any authorisation, consent, agreement or document.

16.	This Opinion is given on the basis of the laws of Singapore in force as of the Opinion Date based on the information of which we were aware at that time and on the basis and subject to the limitations as described in this Opinion. This Opinion is also given on the basis that we undertake no responsibility and are under no obligation to advise you of any other matters that may occur after the Opinion Date which could render the opinions expressed herein no longer applicable. We undertake no responsibility to notify the Listing Entity or any of the Addressees of any change in the laws of Singapore after the Opinion Date that may alter, affect or modify the opinion expressed herein.

E.	OPINION

17.	Based on the foregoing and subject to all the Assumptions and Qualifications, we are of the opinion that:

(a)	the description of Singapore laws, if any, set forth in the Registration Statement under the following (“Relevant Portions”):

(i)	the risk factors contained in the sub-section captioned “Risks Related to Doing Business in Singapore under the section captioned “Risk Factors”;

(ii)	the sub-section captioned “Overview of Singapore Laws and Regulations” in the section captioned “Regulations”;

(iii)	the sub-section captioned “Singapore” in the section captioned “Enforceability of Civil Liabilities”; and

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(iv)	the sub-section captioned “Singapore Taxation” in the section captioned “Taxation”,

in each case insofar as such statements purport to constitute a non-exhaustive summary, description or overview of the relevant Singapore laws are materially true and accurate, and in each case insofar as such statements set forth any legal conclusions with respect to Singapore laws, constitute our opinion on such matters;

(b)	Each of the Singapore Subsidiaries is duly incorporated as a private company limited by shares under the Companies Act 1967 of Singapore; and

(c)	Based solely on the Company’s Representations and the Documents, each of the Singapore Subsidiaries is validly existing and there is no insolvency process or proceedings, whether in or out of court, in relation to each of the Singapore Subsidiaries or any of their assets, directors or shareholders (including receivership, administration proceedings or any arrangement or scheme with creditors generally).

18.	We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours sincerely

DENTONS RODYK & DAVIDSON LLP